              [LETTERHEAD OF KILPATRICK STOCKTON LLP APPEARS HERE]

                                                                     EXHIBIT 5.1

Board of Directors
High Speed Net Solutions, Inc.
434 Fayetteville Street, Suite 2120
Raleigh, North Carolina  27601

Gentlemen:

         We are acting as counsel to High Speed Net Solutions, Inc., a Florida corporation, in connection with the proposed offer and sale by certain selling shareholders of up to 2,443,477 shares of High Speed's common stock.

         In our capacity as counsel to High Speed, we have participated in the preparation of the Registration Statement on Form S-1 of High Speed with respect to the offer and sale of the common stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933, and the General Rules and Regulations thereunder.

         In connection with the opinions expressed below, we have examined a signed copy of the Registration Statement, corporate records of High Speed (on which we have relied with respect to the accuracy of the material factual matters covered thereby), and such other documents as we have deemed necessary or appropriate for purposes of the opinions expressed below.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that (i) the shares of common stock held by the selling shareholders are validly issued, fully paid and nonassessable; and (ii) the shares of common stock to be issued pursuant to the options are validly authorized and, when such shares have been duly delivered against payment as provided in the options, such shares shall be validly issued, fully paid and nonassessable.

         Our opinion is limited in all respects to the substantive law of the State of Florida and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. The opinion expressed in this letter is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect matters or opinions set forth herein.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the statement made regarding us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                             Very truly yours,

                                             KILPATRICK STOCKTON LLP


                                             By       /s/ DONALD T. LOCKE
                                               ---------------------------------
                                                      Donald T. Locke